AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended March 31, 2025			Full-Year Ended December 31, 2025
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q1 2025 acquired IPR&D and milestones expense	$—	$2.47	$2.51	$—	$12.12	$12.32
Q1 2025 acquired IPR&D and milestones expense	248	(0.13)	(0.13)	248	(0.13)	(0.13)
Guidance including Q1 2025 acquired IPR&D and milestones expense[a]	$248	$2.34	$2.38	$248	$11.99	$12.19

a    The Company's 2025 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the first quarter of 2025, as both cannot be reliably forecasted. This guidance does not reflect the impact related to AbbVie and Gubra’s licensing agreement to develop GUB014295, as that transaction closed after the first quarter of 2025.

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